Exhibit 10.3

Contract No.: Long Yin Ha Branch 2019 (maximum insurance) word No. 2012-00001

Maximum Guarantee Contract

(2015 edition)

Creditor: Longjiang Bank Co., Ltd. Harbin Pingfang branch (hereinafter referred to as "Party A")

Principal: Ning Tian

Business address: No. 147-149, XinJiangDa Street, Pingfang District, Harbin

Telephone and fax: 0451-51787802

Guarantor: Sichuan Xinda Enterprise Group Co., Ltd. (hereinafter referred to as “Party B”)

Legal representative: Xin Yang

Business address: Yuhua Industrial Park, Shunqing District, Nanchong City, Sichuan Province

Telephone and fax: 0817-2561011

In order to assure the performance of Party A's creditor's rights, Party B will voluntarily provide maximum amount guarantee (counter-guarantee) to Party A. In order to clarify the rights and obligations of both parties, in accordance with the "Contract Law", the "Guarantee Law" and other relevant laws and regulations, Party A and Party B shall conclude this contract by equal agreement.

1

Article 1 Principal Creditor Guaranteed

Article 1.1 The principal creditor's rights guaranteed by Party B shall be performed from April 15, 2019 to April 14, 2020 (including the start date and expiration date of the period), within RMB 800,000,000.00 (capital format: In RMB Eight Hundred Thousand)( In case of inconsistent capital format, the capital format shall prevail) the maximum principal balance, Party A enjoys the claim of debtor in terms of signing with Heilongjiang Xinda Enterprise Group Shanghai New Material Sales Co., Ltd. (hereinafter referred to as “debtor”) foreign currency loan contract, foreign exchange loan contract, bank acceptance agreement, letter of credit stipulation agreement/contract, open guarantee agreement, international and domestic trade financing agreement, financial derivative product agreement such as the forward settlement agreement, and other documents (hereinafter referred to as the “principal contract”), whether or not the claim has expired at the expiration of the above period.

Article 1.2 The maximum principal balance mentioned in the preceding article refers to the sum of the principal balances expressed in RMB, which is converted from the creditor's rights of different currencies, on the date when Party B assumes the main creditor's right of guarantee responsibility according to the foreign exchange central parity announced by Party A.

Article 1.3 The interest, compound interest, default interest, breach penalty, liquidated damages, exchange rate losses (related losses caused by exchange rate changes) and expenses for achieving debt (including but not limited to litigation expenses and attorney fees, etc.) based on the principal of the credits referred to in Article 1.1 of this contract are also a guaranteed creditor's right, and the specific amount is determined when it is paid off.

Article 2 Ways of Guarantee

The way in which Party B provided the guarantee shall be the joint liability guarantee.

Article 3 Scope of Guarantee

The secured scope of Party B's maximum guarantee hereunder shall include the principal debt, interest, compound interest, default interest, breach penalty, liquidated damages, exchange rate losses (related losses caused by exchange rate changes) and expenses for achieving debt (including but not limited to litigation expenses, legal expenses, etc.).

Article 4 Period of Guarantee

Article 4.1 The guarantee period is two years from the date of the expiration of the maximum guarantee period for fulfilling credit performance. During the guarantee period, Party A shall have Party B's guarantee responsibility for all or part of the main creditor's rights, multiple or single, together or separately.

Article 4.2 If the main contract is a loan contract, the guarantee period under this contract is: two years from the day after the expiration of the loan period under the independent contract; if Party A declares the loan to expire earlier according to the contract of the main contract, then the guarantee period is two years from the day following the early maturity date of the loan.

Article 4.3 If the main contract is a bank acceptance agreement, the guarantee period is two years from the day after Party A's external payment day.

2

Article 4.4 If the main contract is to open a security agreement, the guarantee period shall be two years from the day following the performance of the guarantee obligation by Party A.

Article 4.5 If the main contract is a letter of credit issuance agreement/contract, the guarantee period is two years from the day after Party A pays the amount of the letter of credit.

Article 4.6 If the main contract is other financing documents, the two-year guarantee period starts from the next day when the creditor's right is determined by the independent contract expires or expires in advance.

Article 5 Party B's Representation and Guarantee

Party B shall make the following representations and guarantees to Party A:

Article 5.1 The guarantor's principal qualification as stipulated in the guaranty law and the secured guarantee for Party A's creditor's rights have obtained all necessary authorizations or approvals according to the procedures and authorities stipulated in the company's articles of association, and do not violate laws and regulations and other relevant regulations.

Article 5.2 If it is a listed company or a holding company of a listed company, it is guaranteed to fulfill its information disclosure obligations in accordance with the laws, regulations and rules of the securities law and the stock exchange listing rules.

Article 5.3 Sufficient capacity to assume the guarantee responsibility and does not mitigate or waive the guarantee liability assumed by any agreement, financial status change, or any agreement with any third party.

Article 5.4 A complete understanding of the purpose of the debt under the main contract and the provision of the guarantee for the debtor is entirely voluntary, and the intention expressed under this contract is completely genuine. For international and domestic trade financing, Party B acknowledges that the underlying transaction on which the financing is based is true and there is no fraud.

Article 5.5 The information or material provided to Party A is true, accurate and complete in all respects, and there are no false records, major omissions or misleading statements.

Article 5.6 If the main creditor's right secured by this contract is the international trade financing provided by Party A to the debtor, Party B accepts and recognizes the relevant international practices of the relevant business.

Article 5.7 Signing and performance of this contract does not violate any contract, agreement or other legal document binding on Party B.

Article 5.8 If Party B is a natural person, its simultaneous representation and guarantee are as follows:

3

(1) Ability to have full civil rights and full capacity for civil conduct;

(2) Have a legitimate source of income and sufficient compensatory capacity;

(3) No unlawful arrears of bank loan principal and interest, credit card malicious overdraft, etc.;

(4) No bad behavior or criminal record such as gambling or drug abuse;

(5) The guarantee provided to Party A has been obtained by the spouse.

Article 6 Party B's Commitment

Party B shall make the following commitments to Party A:

Article 6.1 Upon the occurrence of one of the following circumstances, the guarantee liability under this contract shall be unconditionally fulfilled within 5 working days from the date of receipt of Party A's notice:

(1) If the main claim is due (including early due), the debtor is not paid:

(2) Party B or the debtor is filed for bankruptcy or business closure, dissolution, liquidation, suspension of business, revocation of business license, and cancellation.

Article 6.2 If the guarantee of the existence of Party A's main creditor's right is the collateral provided by the debtor or by a third party, Party A has the right to ask Party B to assume the guarantee responsibility first, and Party B promises not to defend against it. If Party A waives, changes or loses other security interests, Party B's guarantee responsibility shall remain valid and shall not be invalid or reduced.

Article 6.3 Party B shall promptly provide financial information, tax payment vouchers and other relevant information reflecting its financial status as required by Party A..

Article 6.4 In any of the following circumstances, Party B shall continue to bear its guarantee obligations under this contract without the consent of Party B:

(1) Party A negotiates with the debtor to change the main contract, does not aggravate the debtor's debt or extend the debt performance period;

(2) Under the international and domestic trade financing, Party A and the debtor modify the letter of credit related to the main contract, and do not aggravate the debtor’s payment obligation under the letter of credit or extend the payment period;

(3) Party A transfers the main creditor's right to a third party.

Article 6.5 If any form of security is provided to a third party, the interests of Party A shall not be harmed.

Article 6.6 In the event of merger, division, capital reduction, equity change, transfer of major assets and creditor's rights, major foreign investment, substantial increase in debt financing, and other actions that may adversely affect Party A's rights and interests, Party A shall be notified in advance. Agree to or make arrangements for the satisfaction of Party A under this contract, otherwise Party B may not engage in the above acts.

4

Article 6.7 In case of any of the following circumstances, Party A shall be notified in a timely manner:

(1) changes of articles of association, business scope, registered capital, changes in legal representatives, changes in equity;

(2) going out of business, dissolving, liquidating, suspending business, rectifying business license, being revoked or being filed for bankruptcy;

(3) involving or possibly involving major economic disputes, litigation, arbitration, or property being seized, detained or supervised by law;

(4) If Party B is a natural person, the residence, work unit, contact information, etc. are changed;

(5) Issuance of corporate bonds, company bonds, short-term financing bills or use other direct financing methods to increase the level of liabilities;

(6) Other large loans or external guarantees.

Article 6.8 A written notice issued by Party A shall be signed in time.

Article 6.9 Under the domestic letter of credit, domestic purchase of letters of credit, import letters of credit and import bills / import payment services, Party B shall have an irrevocable guarantee obligation in the event of one of the following circumstances, Party B shall not disclaim or defense for any judicial or administrative agency that issues a stop order, prohibition order, or measures to seal up, detain, freeze, and similar property with a letter of credit for a payment obligation under the letter of credit:

(1) Party A’s designee and licensor have made a good faith payment in accordance with Party A’s instructions;

(2) Party A or its designee or licensor has issued a confirmation of due payment in good faith for the goods under the domestic letter of credit or has made a good faith acceptance of the documents under the import letter of credit;

(3) The confirming bank of the letter of credit performed the payment obligation in good faith;

(4) The negotiating bank of the letter of credit has negotiated in good faith.

Article 6.10 Under the delivery guarantee, bill of lading endorsement, authorized delivery business, Party B shall not waive or defend because of the debtor's refusal to pay the corresponding letter of credit.

Article 7 Party A promises

Party A promises to keep confidential the non-public information in relevant documents, financial information and other relevant materials submitted by Party B in fulfilling its obligations under this contract, except as otherwise provided in relevant laws and regulations and otherwise stipulated in this contract.

5

Article 8 Principal Debt’s Determination

In the event of one of the following circumstances, the claim for the maximum guarantee is determined:

(1) The expiration of the principal's debt as agreed in Article 1.1;

(2) New debts cannot happen again;

(3) The creditor informs the debtor that the creditor's right has expedited and no longer has a new creditor's debt relationship with the debtor;

(4) The debtor or Party B is declared bankrupt or revoked;

(5) Other circumstances in which the law provides for the determination of claims.

Article 9 Breach of contract

Article 9.1 After the contract enters into force, any failure to perform any of its obligations under this contract or any breach of any representations, warranties and undertakings made under this contract constitutes a breach of contract. Therefore, if the loss is caused to the other party, compensation shall be paid.

Article 9.2 If Party B fails to perform its guarantee obligations under this contract, Party A has the right to deduct the funds opened by Party B in all accounts of Longjiang Bank and its branches to settle the debts under the main contract. If the deduction amount is inconsistent with the main contract currency, the deductible amount shall be calculated based on the applicable exchange rate of the corresponding currency announced by Party A on the deduction date. The interest and other expenses (Party A converts the deduction amount into the main contract currency according to the national foreign exchange management policy and actually pays off the debt date under the main contract) incurred during the period from the deduction date to the settlement date and the difference arising from the exchange rate fluctuations during this period shall be borne by Party B.

Article 9.3 Except as otherwise provided in this contract, either party breaches the contract and the other party has the right to take any other measures prescribed by the laws, regulations and rules of the People's Republic of China.

Article 10 Effectiveness, Modification and Rescission of the Contract

Article 10.1 This contract shall enter into force from the date of signing.

Article 10.2 Any modification to this contract shall be made by the parties to the agreement and in writing. The change clause or agreement forms part of this contract and has the same legal effect as this contract. Except for the modification, the rest of the contract is still valid, and the original terms of this contract are still valid before the change is effective.

Article 10.3 The invalidity or unenforceability of any clause of this contract does not affect the validity and enforceability of other clauses, nor does it affect the validity of the entire contract.

Article 10.4 The modification and rescission of this contract shall not affect the rights of the contracting parties to claim damages. The rescission of this contract does not affect the validity of the dispute resolution clause in this contract.

Article 10.5 All notices under this contract shall be issued in writing. Unless otherwise agreed, the parties shall designate the place of residence as stated in this contract as the communication and contact address. In the event of any change in the address or other contact information of any party, the other party shall be notified in writing. A notice sent by a party based on the contact information prior to the change before it is received by the other party is deemed to be valid.

6

If either party refuses to sign or otherwise fails to deliver, the notifying party may serve it by notarization or announcement.

Article 11 Dispute Resolution

The conclusion, validity, interpretation, performance and settlement of disputes of this contract shall be governed by the laws of the People's Republic of China. All disputes and disputes arising from or in connection with this contract shall be settled by both parties, and if the negotiation fails, the following second method shall be adopted:

(1) Submit the dispute to the ____/_________ Arbitration Commission and arbitrate according to the arbitration rules that are valid at the time of filing the arbitration application. The arbitral award is final and binding on both parties.

(2) It shall be settled through litigation in the court of the locality of Party A.

Article 12 Miscellaneous

Article 12.1 Without the written consent of Party A, Party B shall not transfer all or part of its rights or obligations under this contract.

Article 12.2 Party A's failure to exercise or partially exercise or delay the exercise of any rights under this contract does not constitute a waiver or change of the right or any other rights, nor does it affect its further exercise of that right or any other right.

Article 12.3 Party A has the right to provide information about this contract and other relevant information to the People's Bank of China Financial Credit Information Basic Database or other legally established sources in accordance with the provisions of relevant laws and regulations or other regulatory documents or the requirements of financial regulatory agencies. The credit database shall be inquired and used by institutions or individuals with appropriate qualifications. Party A shall also have the right to inquire the relevant information of Party B through the People's Bank of China Financial Credit Information Basic Database and other legally established credit databases for the purpose of entering into and fulfilling this contract.

Article 12.4 This agreement is made in two originals, each one holding one with same effect.

Article 13 Other matters agreed by the parties

Article 13.1 Hereby, irrevocably, promises that due to violation of the obligations of this contract, the creditor may submit the information of the breach of trust to the credit reporting agency and the banking association, and authorize the relevant banking association to act on the debtor in an appropriate manner. The information of dishonesty is disclosed between the banking financial institutions and the society. I voluntarily accept creditors and banking financial institutions to jointly reduce or suspend credit. The company will suspend business to open a new settlement account, and stop the measures to represent the new credit card and other methods of joint distrust.

7

Article 13.2 ______________________________________________

Party A (seal): Longjiang Bank __________________________________

Legal representative (authorized agent): Ning Tian __________________________

Party B (seal): Sichuan Xinda Enterprise Group Co., Ltd. ________________

Legal representative (authorized agent): Xin Yang ________________________

Date of signing: April 15, 2019

8